UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 5, 2012

EME HOMER CITY GENERATION L.P.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	333-92047-03	33-0826938
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

1750 Power Plant Road

Homer City, Pennsylvania  15748

(Address of principal executive offices, including zip code)

(724) 479-9011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. EME Homer City Generation L.P. (“EME Homer City”) has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside EME Homer City’s control. EME Homer City has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with EME Homer City’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent Quarterly Reports on Form 10-Q.

Item 7.01 Regulation FD Disclosure.

On October 5, 2012, in connection with the previously announced proposed restructuring of Homer City Funding LLC (“Fundco”), Fundco commenced soliciting acceptances of a prepackaged plan of reorganization under Chapter 11 of title 11 of the United States Code (the “Plan”).  The terms of the Plan and certain material forms of definitive documentation appended thereto are as previously disclosed in our Current Report on Form 8-K filed on October 3, 2012.

The disclosure statement of Fundco relating to the solicitation is attached as Exhibit 99.1 to our Current Report on Form 8-K filed on October 3, 2012 and is qualified, along with the Plan and related exhibits, in its entirety to the actual solicitation materials distributed by Fundco.

The information in this item is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by EME Homer City or any related entity under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein. By filing this Current Report on Form 8-K and furnishing this information, EME Homer City makes no admission as to the materiality of any information in Item 7.01 of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EME HOMER CITY GENERATION L.P. (REGISTRANT)

By:	Mission Energy Westside Inc., as General Partner

By:	/s/ Aaron Moss
Aaron Moss Vice President and Controller

Date:	October 5, 2012